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                                                                   Exhibit 10.28
KAWA Consultores, S.A. de C.V.
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         CONTRACT AGREEMENT FOR TELECOMMUNICATIONS
                           CONSULTING SERVICES

This contract for Telecommunications Consulting Services is made between KAWA Consultores of Mexico, D.F. (hereinafter referred to as KAWA) and American Telesource Inc. (hereinafter referred to as ATSI) of San Antonio, Texas.

1)   Background.

     1.1) KAWA Consultores is a corporation dully incorporated according to the laws of Mexico as established in Notary Public Statement N. 9318 dated May 8th, 1996. KAWA wishes to provide specialized consulting services to ATSI.
     1.2)  American Telesource Inc. (ATSI) is also a corporation
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           ATSI wishes to receive specialized consulting services provided by
           KAWA.

2)   Articles.

Article ONE.- Starting date.
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This contract shall become effective on January 1st, 1998 and remain valid for twelve consecutive months. It can be extended for additional periods by written notification from ATSI to KAWA.

Article TWO.- Focus and purpose of consulting activity.
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Assist ATSI in developing and implementing the necessary relations in the
Central and Southamerican regions as a business relations base to expand ATSI's Network coverage to the Americas.

Article THREE.- Description of the Service.
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The consulting services to be provided by KAWA will focus on corporate relations and business development and these activities will be defined according to the following criteria :
 .   Collaborating in the development of ATSI's strategy in Mexico and Latin
    America.
 .   Developing high level business relationships and assisting on finding
    "country or regional" partners to expand the ATSI Network in Central and Southamerica.
 .   Exploring new business segments and opportunities in Central and
    Southamerica.
 .   Lobbying the regulatory authorities in Central and Southamerica for the necessary support.
 .   Identifying and evaluating acquisition and or alliance opportunities in the
    Central - american region.

Article FOUR. - Obligations.
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     By KAWA:
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     1.1)   Pursue negotiations and reach corporate agreements and contracts with regional or country associates to establish and implement partnership and operative interconnection throughout Central and Southamerica.
     1.2) KAWA shall make the best efforts to assure that the "country partner" in every case will be the most adequate and reliable option in the country and will pursue the relationship through to its completion.
     1.3) KAWA shall dedicate an average of 90 hours per month of effective activity in order to expedite the deployment of the Network backbone for the Americas.
     1.4) KAWA shall make intensive follow up and negotiations with representatives of Telecomm and of the corresponding officials in the Telecommunications Authorities in Latin American countries.
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     1.5)   KAWA shall dedicate travel time as required to pursue negotiations with potential partners and Telecomm officials in the Latin - american countries. For this purpose a period of 5 travel days per month shall be made available to ATSI as a minimum.
     1.6) KAWA shall participate in the successful implementation and follow up of partnerships in each country in order to develop the market as required.

     By ATSI:
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     2.1)   ATSI shall continue enhancing corporate support as required in order to follow up on the successful implementation of operations with each country or region including negotiations for equipment provisioning and Interconnection Agreements with "Regional or country" partners.
     2.2) ATSI shall selectively provide assistance with a corporate representative when visiting countries or seeking country partners when this is required. This will include facilitating relationships with existing or potential partners and regulatory authorities with whom ATSI already has contacts.
     2.3) ATSI shall increase local support with the US Carriers and customers in order to successfully implement products and services included in the Interconnection Contracts and Agreements.

Article FIVE. - Compensation.
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The basis for compensation is as follows :
a)   90 hours per month at $100 DLLs. or 9,000 DLLs. per month paid in cash.
b)   ATSI agrees to share 50 % of the corporate office expense including :
          .  Maintenance of the spaces.
          .  Conservation of furniture and office equipment.
          .  Assistant and office boy salaries.
          .  Light and telecommunications and other operative expenses.
These expenses have been estimated at $ 1,000 DLLs/month for the year of 1998 which shall be added to the compensation stated in point a) above.
c) Travel and entertainment expenses. ATSI agrees to reimburse expenses according to the expense reports provided by KAWA.

Article SIX. - Form of payment.
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The compensation shall be invoiced and paid in the US according to the instructions provided by KAWA.

Article SEVEN. -Taxes and other expenses.
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KAWA will be solely responsible for the payment of its taxes or other operating expenses related with the consulting services except those specifically agreed upon according with article THREE above.

Article EIGHT. - Termination.
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This agreement could be terminated if the following occur:
a) If at the end of twelve months ATSI does not wish to continue receiving the services of KAWA.
b)  Non compliance of the parties with the articles of this contract.
c) Non compliance by ATSI of the committed compensation as per article THREE above.
d) Regardless of the reason for the termination of this agreement KAWA will not reimburse any amount to ATSI.
e) In case of anticipated termination prior to January 1st, 1999, ATSI agrees to pay an extraordinary compensation equivalent to 1 month of services according to article FIVE above.
f) In case of anticipated termination caused by KAWA, KAWA agrees to notify of its intention with a minimum anticipation of 60 days.

Article NINE. - Contingencies.
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Extraordinary events beyond the control of ATSI such as fire, explosion, major earthquake, vandalism or similar shall not be considered as anticipated termination. The affected party shall notify the other as soon as possible. In this case non of the parties shall be liable to any penalty whatsoever.

Article TEN. - Confidentiality and non disclosure.
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Both parties agree to treat all information and data regarding the consulting services with full confidentiality and therefor agree to disclosure only by written consent of the other party.

Article ELEVEN. - Jurisdiction.
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For interpretation and arbitration of this agreement both parties agree to submit to the laws and jurisdiction of Mexico City.

This agreement is signed in Mexico City on the 1st of January of 1998.

         For ATSI                                    For KAWA

         Mr. Arturo Smith                            Mr. Carlos Kauachi
         Chairman & CEO                              President

         /s/ Arturo Smith                            /s/ Carlos Kauachi
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